IN BRIEF

Net asset value per share*	US$19.53
Market price*	US$19.85
Premium/discount*	1.64%
Fund size*	US$196.74

*Source: State Street Corporation/Martin Currie Inc

At 30 May 2003

	China Fund	MSCI Golden
	NAV	Dragon

One month return*	17.2%	10.0%
One year return*	15.0%	-17.5%

MANAGER’S COMMENTARY

Your Fund enjoyed an excellent month; the net asset value increased by 17.2% during May to US$19.53 per share. The Fund benefited as panic about SARS abated in Hong Kong and Beijing. Some of our largest holdings, such as the knitted yarn maker Fountain Set, announced excellent results. Our Fund has a heavy weighting in Chinese internet stocks, which continued to run.

The renminbi, being pegged to the weakening US dollar, has effectively depreciated sharply against its rivals. This will provide a further boost to China’s highly competitive export industries. With the wind-down in the Multifibre Agreement, which restricts exports of textiles to the US, western consumers will find “Made in China” labels increasingly common. As we enter the US presidential election year of 2004, we expect pressure on China to revalue its currency to mount. In the meantime, we have shifted some funds into Taiwan and the New Taiwan dollar, which has lagged because of SARS. We expect ongoing weakness in the US to encourage investors there to shift some assets to the Asian region.

Privatisations have been a theme in the Hong Kong market recently. Major shareholders have taken the opportunity presented by depressed share prices to buy out minority investors. In May, for the first time, we saw state-owned Chinese corporations seeking to privatise subsidiaries (the edible-oil group COFCO buying in its listed property subsidiary Top Glory, and the rambling conglomerate Shanghai Industrial buying in SIIC Pharmaceutical). Less welcome were stock placements in Hong Kong, where companies raised money despite low share prices (price-to-earnings ratios of 5X or 6X) and the low cost of bank loans. Cost of capital is still a foreign concept for much of China.

In May, the first foreign investors were given permission to invest in the large (US$500bn) domestic A-shares market.

INVESTMENT STRATEGY

Your Fund is 95.2% invested, with holdings in 58 companies. The proportion of the Fund invested in unlisted securities is currently 4.7%.

We trimmed our position in Sohu and cut our losses on China Rare Earth, where we were disturbed by the implications of the recent change of auditor. We added to our overweight position in the textile industry by buying shares of the textile machinery maker Jingwei. We added to holdings in undervalued P-shares Chaoda Agriculture, Natural Beauty and Xinao Gas. In the B-shares market we have cut our holding in Shanghai Friendship Store. The company’s prize asset - convenience retail chain Lianhua — will shortly be listed in Hong Kong. In the same market we bought CIMC, which makes half of the world’s containers. We are shifting some funds to Taiwan, which has underperformed, being the slowest to contain SARS. We sold down the steady Chunghwa Telecom in favour of more volatile stocks such as the DRAM-turned-IC foundry Vanguard, ERP software leader DSC and EVA Airlines.

Chris Ruffle, Martin Currie Inc

DIRECT INVESTMENT MANAGER’S COMMENTARY

The SARS epidemic appears to be coming under control. The World Health Organization lifted the travel advisory for Hong Kong on May 23, which has revitalized local retail sales and in-bound tourism (from the PRC). We expect the same will happen in the PRC as the improving trends are confirmed.

After prolonged negotiation, Moulin International redeemed the Fund’s convertible note on May 30, 2003, earlier than the maturity date of March 2, 2004. Redemption amount is US$2.54 mn representing an internal rate of return of 12% per annum, giving the Fund a higher return than it would have achieved by holding the note to maturity. This exit has increased the Fund’s net assets by around US$ 500,000.

As business conditions stabilize, we are accelerating work on new investments that had been slowed due to SARS-related disruption. We are also looking at opportunities for investing in companies where short-term SARS disruption has created low cost entry opportunities.

KOH Kuek Chiang, Asian Direct Capital Management

FUND DETAILS*

Market cap	$205.39m
Shares outstanding	10,073,173 shares
Exchange listed	NYSE
Listing date	July 10, 1992
Investment manager	Martin Currie Inc
Direct investment manager	Asian Direct Capital Management

ASSET ALLOCATION*

SECTOR ALLOCATION*

	% of	MSCI Golden
	net assets	Dragon %

Industrials	20.4	14.3
Information technology	20.4	20.5
Consumer discretionary	12.6	6.1
Materials	11.4	6.8
Utilities	8.4	11.0
Consumer staples	7.2	0.5
Financials	6.1	28.8
Energy	3.1	4.1
Health care	2.8	0.1
Telecommunications	2.5	7.8
Real estate	0.3	—
Cash	4.8	—
Total	100.0	100.0

PERFORMANCE* (IN US$ TERMS)

	NAV	Market price
	%	%

One month	17.2	24.5
Calendar year to date	23.8	44.4
3 years **	17.1	31.2

DIRECT INVESTMENTS* (4.7%)

A-S China Plumbing Products	Industrials	1.6%
Captive Finance	Financials	1.6%
Tomoike Industrial (H K) Ltd	Industrials	1.2%
Kowloon Development (34 HK)	Real estate	0.3%

15 LARGEST LISTED INVESTMENTS* (48.5%)

Sohu Com Inc	Information technology	10.1
Fountain Set Holdings	Materials	5.3
Chinadotcom Corporation	Information technology	3.9
TCL International	Consumer discretionary	3.6
Yanzhou Coal Mining	Energy	3.1
Sinotrans Limited	Industrials	2.7
Shenzhen Expressway	Utilities	2.7
BYD Co	Industrials	2.6
Anhui Expressway	Utilities	2.3
Chaoda Modern Agriculture	Consumer staples	2.2
China Metal Products	Materials	2.2
Anhui Conch Cement	Materials	2.1
Xinao Gas Holdings	Utilities	2.0
Synnex Tech Intl	Consumer discretionary	1.9
Merry Electronics	Consumer discretionary	1.8

FUND PERFORMANCE

	One	Three	Year	One	Three**	Five**	Since#**
	month	months	to date	year	years	years	launch

The China Fund, Inc.	17.2	12.8	23.8	15.0	17.1	11.9	5.1
MSCI Golden Dragon	10.0	5.0	4.6	-17.5	-16.1	-1.9	—
Hang Seng Chinese Enterprise Index	11.6	12.0	23.6	15.5	13.2	1.5	—

*Source: State Street Corporation/Martin Currie Inc. #The fund was launched on July 10, 1992. ** Annualised return

All charts as of March 31, 2003. *Source: State Street Corporation

THE PORTFOLIO — IN FULL	AT 31 MAY 2003

Sector	Company (BBG ticker)	Price	Holding	Value $	% of portfolio

Hong Kong 44.0%
Fountain Set (Holdings) Ltd	420 HK	HK$6.40	12,750,000	10,381,604	5.3%
TCL International Holdings Ltd	1070 HK	HK$1.72	32,318,000	7,127,767	3.6%
Yanzhou Coal Mining Co.	1171 HK	HK$3.53	13,786,000	6,054,516	3.1%
Sinotrans Limited-H	598 HK	HK$2.15	18,265,000	5,211,110	2.7%
Shenzhen Expressway Co., Ltd	548 HK	HK$1.82	21,494,000	5,209,063	2.7%
BYD Co	1211 HK	HK$15.6	2,525,000	5,099,440	2.6%
Anhui Expressway Co., Ltd	995 HK	HK$1.94	17,778,000	4,422,473	2.3%
Chaoda Modern Agriculture (Holdings) Ltd	682 HK	HK$0.88	36,858,000	4,300,845	2.2%
Anhui Conch Cement	914 HK	HK$4.08	7,726,000	4,160,874	2.1%
Xinao Gas Holdings Ltd	2688 HK	HK$2.20	13,976,000	3,987,434	2.0%
Tack Fat Group International Ltd	928 HK	HK$0.66	37,296,000	3,395,480	1.7%
TPV Technology, Ltd	903 HK	HK$2.48	9,968,000	3,227,379	1.6%
Brilliance China Automotive Holdings, Ltd	1114 HK	HK$1.86	12,882,000	3,138,466	1.6%
Wah Sang Gas	8035 HK	HK$0.82	27,778,000	2,920,757	1.5%
Proview Intl Holdings Ltd	334 HK	HK$1.04	17,644,000	2,420,814	1.2%
Jingwei Textile Machinery Co., Ltd	350 HK	HK$1.98	7,436,000	2,026,184	1.0%
Wanyou Fire Safety	8201 HK	HK$0.28	53,565,000	1,957,522	1.0%
Natural Beauty Bio-Technology Ltd	157 HK	HK$0.50	29,320,000	1,879,813	1.0%
Golden Meditech Co Ltd	8180 HK	HK$1.17	11,950,000	1,838,780	0.9%
Beijing Capital International Airport Co., Ltd	694 HK	HK$1.86	7,520,000	1,812,827	0.9%
LifeTec Group, Ltd	1180 HK	HK$0.10	112,328,000	1,569,983	0.8%
Sino Golf Holdings Ltd	361 HK	HK$1.06	10,953,000	1,432,563	0.7%
Asia Zirconium	395 HK	HK$0.91	8,428,000	994,244	0.5%
Leefung-Asco Printers Holdings Ltd	623 HK	HK$1.65	3,602,000	762,093	0.4%
Mainland Headwear Holdings	1100 HK	HK$2.28	1,626,000	474,332	0.2%
Arcontech, Corp	8097 HK	HK$0.17	18,386,000	400,790	0.2%
Essex Bio-Technology Ltd	8151 HK	HK$0.10	24,278,166	305,086	0.2%
Taiwan 28.2%
China Metal Products	1532 TT	NT$28.5	5,186,000	4,265,541	2.2%
Synnex Technologies International, Corp	2347 TT	NT$48.5	2,682,400	3,754,586	1.9%
Merry Electronics	2439 TT	NT$38.9	3,190,400	3,581,719	1.8%
Polaris Securities Co., Ltd	6011 TT	NT$15.5	7,740,164	3,462,411	1.8%
Chicony Electronics Co., Ltd	2385 TT	NT$53.0	2,156,000	3,391,111	1.7%
Ability Enterprise Corp	2374 TT	NT$30.2	3,642,000	3,216,311	1.6%
Fubon Financial Holdings	2881 TT	NT$28.0	3,953,952	3,092,413	1.6%
Taiwan Hon Chuan Enterprise	9939 TT	NT$49.7	2,136,000	3,076,087	1.6%
Cheng Shin Rubber	2105 TT	NT$46.1	2,330,000	3,052,872	1.6%
Data Systems Consulting Co	2477 TT	NT$25.8	3,586,000	2,794,286	1.4%
Taiwan Green Point Enterprises Co., Ltd	3007 TT	NT$54.5	1,635,000	2,666,017	1.4%
Ho Tung Chemical, Corp	1714 TT	NT$14.2	6,395,904	2,611,892	1.3%
Lite On Technology Corp	2346 TT	NT$34.8	2,450,000	2,495,960	1.3%
Sinopac Holdings Co	2890 TT	NT$13.0	6,746,745	2,472,836	1.2%
Advantech Co., Ltd	2395 TT	NT$54.5	1,529,920	2,428,444	1.2%
Eva Airways	2618 TT	NT$12.0	6,991,150	2,421,177	1.2%
Tainan Enterprises	1473 TT	NT$42.7	1,546,000	1,873,939	1.0%
Vanguard International Semiconductor Corp.	5347 TT	NT$5.50	10,000,000	1,688,312	0.9%
Chunghwa Telecom Co., Ltd	2412 TT	NT$50.0	1,146,000	1,647,065	0.8%
Taiwan FamilyMart	5903 TT	NT$37.3	1,369,000	1,446,043	0.7%
Wintek Corp.	2384 TT	NT$21.9	84,000	53,091	0.03%
B shares 3.2%
Shanghai Friendship Group Co., Inc	900923 CH	US$0.77	3,003,437	2,306,640	1.2%
China International Marine Containers Co., Ltd.	200039 CH	HK$8.70	1,843,447	2,094,329	1.1%
Luthai Textile Co., Ltd	200726 CH	HK$4.50	3,119,794	1,836,197	0.9%
New York 14.0%
Sohu.com Inc	Sohu US	US$26.7	711,586	19,938,640	10.1%
Chinadotcom, Corp	China US	US$5.43	1,473,654	7,664,474	3.9%
Singapore 1.1%
People’s Food Holding	PFH SP	S$0.85	4,400,000	2,156,241	1.1%
Direct 4.7%
A-S China Plumbing Products, Ltd			450	3,199,999	1.6%
Captive Finance Ltd			2,000,000	3,045,000	1.6%
Tomoike Industrial (H.K.) Ltd			825,000	2,352,249	1.2%
Kowloon Development	34 HK		1,530,000	647,420	0.3%
Cash 4.8%

OBJECTIVE

The investment objective of the Fund is to achieve long term capital appreciation through investment in companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.

The Board of Directors of the Fund has adopted an operating policy of the Fund, effective June 30, 2001, that the Fund will invest at least 80% of its assets in China companies. For this purpose, “China companies” are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organised outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; and (iii) companies organized in China. Under the policy, China will mean the People’s Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days’ prior notice of any change to the policy described above.

The fundamental policy, which applies to not less than 65% of the Fund’s assets as set out in the Fund’s prospectus dated July 10, 1992, remains in place. The fundamental policy is the same as the operating policy set out above, except that China only includes the People’s Republic of China.

CONTACTS

The China Fund, Inc.
c/o State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110
Tel: (1) 888 CHN-CALL (246 2255)
www.chinafundinc.com

Important information: This newsletter is issued by Martin Currie Inc, Saltire Court, 20 Castle Terrace, Edinburgh, Scotland. Martin Currie Inc is regulated by the FSA and registered with the Securities Exchange Commission as an investment adviser. Information herein is believed to be reliable but has not been verified by Martin Currie Inc. Martin Currie Inc makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from the newsletter. This newsletter does not constitute an offer of shares. Martin Currie Inc, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell the securities, commodities, currencies, or financial instruments referred to herein. Investors are advised that they will not generally benefit from the rules and regulations of the United Kingdom Financial Services and Markets Act 2000 and the Financial Services Authority for the protection of investors nor benefit from the United Kingdom Financial Services Compensation Scheme, nor have access to the Financial Services Ombudsman in the event of a dispute. Investors will also have no rights of cancellation under the FSA’s Conduct of Business Sourcebook of the United Kingdom. Please remember that past performance is not necessarily a guide to the future. Market and currency movements may cause the value of the shares and the income from them to fluctuate and you may get back less than you invested when you decide to sell your shares.